                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                       HISPANIC BROADCASTING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        HISPANIC BROADCASTING CORPORATION
                            3102 OAK LAWN, SUITE 215
                                DALLAS, TX 75219

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 29, 2001

To the Stockholders:

         The Annual Meeting of the Stockholders (the "Annual Meeting") of HISPANIC BROADCASTING CORPORATION (the "Company") will be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, TX 75201, on June 29, 2001 at 10:00 a.m. local time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

(1) To elect five members to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall be elected and qualify.

(2) To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001.

(3) To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 8, 2001, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive office, located at the address set forth above.

         All stockholders are invited to attend the Annual Meeting in person.

                                              By Order of the Board of Directors


                                                                     David Gerow
                                                                      Secretary
Dallas, Texas
April 30, 2001

IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                        HISPANIC BROADCASTING CORPORATION
                            3102 OAK LAWN, SUITE 215
                               DALLAS, TEXAS 75219
                                 (214) 525-7700
                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Hispanic Broadcasting Corporation (the "Company") in connection with the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held on June 29, 2001, at the Hotel Crescent Court, 400 Crescent Court, Dallas, TX 75201, at 10:00 a.m. local time. This Proxy Statement and the associated Proxy are first being sent or given to stockholders on or about May 18, 2001.

         Stockholders are requested to complete, date, and sign the accompanying proxy, and return it promptly to the Company. Any proxy given may be revoked by a stockholder at any time before it is voted at the Annual Meeting or any adjournments thereof by filing with the Secretary of the Company a notice in writing revoking the proxy, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposals therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company.

         Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e.: shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection of KPMG LLP will have no effect on the vote for such proposals except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed the minimum number of shares necessary to approve such proposals (in which case the proposal would not be adopted).

         Stockholders will have the opportunity to vote via the Internet by utilizing a program provided through ADP Investor Communication Services ("ADP"). Votes submitted electronically via the Internet through this program must be received by 4:00 p.m., New York time, on June 28, 2001. The giving of such a proxy will not affect the right to vote in person, should the stockholder decide to attend the Annual Meeting. The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholder instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

                           STOCKHOLDERS' VOTING RIGHTS

         Each share of the Company's Class A Common Stock, $.001 par value ("Class A Common Stock"), outstanding at the close of business on May 8, 2001, (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's Class A Common Stock is entitled to one vote. There were 80,685,252 shares of Class A Common Stock outstanding on the Record Date. The Company also has 28,312,940 shares of Class B Common Stock, $.001 par value ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") outstanding. All of the outstanding shares of Class B Common Stock are currently held by Clear Channel Communications, Inc. ("Clear Channel") and its affiliates. Holders of Class B Common Stock do not have voting rights except as provided in the Company's Second Amended and Restated Certificate of Incorporation. As long as Clear Channel and its affiliates own at least 20% of the then outstanding Common Stock, neither the Company nor any of its subsidiaries may, without the affirmative vote or consent of the holders of a majority of the Class B Common Stock voting as a single class, (i) effect the sale, lease or other transfer of all or substantially all of the Company's assets, or any merger or consolidation involving the Company where the stockholders of the Company immediately prior to such transaction would not own at least 50% of the capital stock of the surviving entity, or any reclassification, recapitalization, dissolution, liquidation or winding up of the Company; (ii) authorize, issue or obligate itself to issue any shares of Preferred Stock; (iii) make or permit any amendment to the Company's certificate of incorporation that adversely affects the rights of the holders of the Class B Common Stock; (iv) declare or pay any non-cash dividends on or make any other non-cash distribution on the Company's Common Stock; or (v) make or permit any amendment or modification to the Company's certificate of incorporation concerning the Company's capital stock. Shares of Class B Common Stock will be entitled to one vote per share on all such matters submitted for a vote or consent to the holders thereof. In addition, shares of Class B Common Stock are convertible into shares of Class A Common Stock at the holder's option, subject to the receipt of applicable regulatory approvals, including compliance with the FCC's multiple ownership rules. The voting rights and conversion privileges of the Class B Common Stock as described herein may have the effect of delaying or preventing the acquisition of control of the Company by means of a tender offer, proxy fight, open market purchases or otherwise. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions."

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

         With respect to election of directors, the five candidates receiving the highest number of votes from holders of Class A Common Stock will be elected. The appointment of KPMG LLP requires the affirmative vote of stockholders holding a majority of the shares of Class A Common Stock represented and voting at the Annual Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding ownership of the Class A Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock, (ii) each director of the Company, (iii) the chief executive officer and each other current executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group:


                                                                         AMOUNT AND NATURE OF
                                                                       BENEFICIAL OWNERSHIP OF
          NAME                                                           CLASS A COMMON STOCK        PERCENT OF CLASS
          ----                                                           --------------------        ----------------
McHenry T. Tichenor, Jr.........................................              13,199,060(1)                16.4%
McHenry T. Tichenor.............................................              13,087,363(2)                16.2
Warren W. Tichenor..............................................              13,189,361(3)                16.3
Putnam Investments, LLC.(4).....................................               5,865,400                    7.3
AIM Management Group Inc.(5) ...................................               9,403,600                   11.7
Robert W. Hughes................................................                  35,000(6)                   *
James M. Raines.................................................                  32,000(6)                   *
Ernesto Cruz....................................................                  31,000(6) (7)               *
Jeffrey T. Hinson...............................................                 316,850(8)                   *
Gary B. Stone...................................................                 210,104(9)                   *
All Directors and Executive Officers as a Group (7 persons).....              13,828,434                   17.1

----------------------
*Indicates less than 1.0%.
(1) Includes 3,182,539 shares (including 26,666 vested but unexercised stock options for shares of Class A Common Stock) held by McHenry T. Tichenor, Jr. and 10,016,521 shares held by McHenry T. Tichenor Jr.'s family, with respect to which McHenry T. Tichenor, Jr. shares voting control pursuant to a voting agreement among certain members of the Tichenor family (the "Tichenor Voting Agreement").
(2) Includes 140,023 shares (including 3,333 vested but unexercised stock options for shares of Class A Common Stock) held by McHenry T. Tichenor and 12,947,340 shares held by McHenry T. Tichenor's family, with respect to which McHenry T. Tichenor shares voting control pursuant to the Tichenor Voting Agreement.
(3) Includes 4,465,054 shares held by Warren W. Tichenor and 8,724,307 shares held by Warren W. Tichenor's family, with respect to which Warren W. Tichenor shares voting control pursuant to the Tichenor Voting Agreement. Excludes 12,000 shares owned by the reporting person's spouse. Warren W. Tichenor's mailing address is 45 N.E. Loop 410, Suite 655, San Antonio, Texas 78216.
(4)  Address: One Post Office Square, Boston, Massachusetts 02109.
(5)  Address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046.
(6) Includes 31,000 vested but unexercised stock options for shares of Class A Common Stock.
(7)  Excludes 4,000 shares owned by the reporting person's spouse and children.
(8) Includes 9,388 shares owned by the reporting person's children and 23,333 vested but unexercised stock options for shares of Class A Common Stock.
(9) Includes 11,492 vested but unexercised stock options for shares of Class A Common Stock.

         As of the Record Date, Clear Channel and its affiliates owned no shares of Class A Common Stock. However, Clear Channel and its affiliates owned all of the outstanding shares of the Company's Class B Common Stock (28,312,940 shares), which accounted for approximately a 26.0% interest in the Common Stock of the Company.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and shall qualify. The Board of Directors has designated McHenry T. Tichenor, Jr., McHenry
T. Tichenor, Robert W. Hughes, James M. Raines and Ernesto Cruz as nominees, each of whom currently serves as a member of the Board of Directors. It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all the nominees named above. Although the Board of Directors does not anticipate that any nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate. There is no cumulative voting for the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

             DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

         The following table sets forth information concerning the executive officers of the Company and the current directors (representing all nominees for director):


                  NAME                                 POSITION WITH COMPANY                            AGE
                  ----                                 ---------------------                            ---
McHenry T. Tichenor, Jr.           Chairman of the Board, President and Chief Executive Officer          45
Jeffrey T. Hinson                  Senior Vice President, Chief Financial Officer and Treasurer          46
Gary B. Stone                      Senior Vice President and Chief Operating Officer                     49
McHenry T. Tichenor                Director                                                              68
Robert W. Hughes                   Director                                                              65
James M. Raines                    Director                                                              61
Ernesto Cruz                       Director                                                              46

         McHenry T. Tichenor, Jr. has been the Chairman of the Board, President, Chief Executive Officer, and a director of the Company since February 14, 1997. From 1981 until February 14, 1997, Mr. Tichenor was the President, Chief Executive Officer, and a director of Tichenor Media System, Inc. ("Tichenor Media").

         Jeffrey T. Hinson has served as the Senior Vice President and Chief Financial Officer of the Company since February 14, 1997. From October 1995 until February 14, 1997, Mr. Hinson served as the Chief Financial Officer, Treasurer, and a director of Tichenor Media.

         Gary B. Stone has served as the Senior Vice President and Chief Operating Officer of the Company since March 1, 2001 and Vice President and General Manager of the Los Angeles and Houston radio stations. Mr. Stone previously served as a Vice President with Tichenor Media and started his career with Tichenor in 1985.

         McHenry T. Tichenor has been a director and an employee of the Company since February 14, 1997. From 1981 until February 14, 1997, Mr. Tichenor served as the Vice Chairman and a director of Tichenor Media. McHenry T. Tichenor is the father of McHenry T. Tichenor, Jr.

         Mr. Hughes became a director of the Company on February 14, 1997. Mr. Hughes is Chairman of Prime Management Group in Austin, Texas. In that capacity, he also serves as Chairman of Prime Cable, Prime Video, Prime Venture I, and Prime New Ventures Management, and has served in such position for more than five years. Mr. Hughes serves on the Board of Directors of Atlantic Cellular, Providence, Rhode Island, and Hawaiian Wireless, Honolulu, Hawaii. For the past 30 years, he has primarily been involved in the cable television industry.

         Mr. Raines became a director of the Company on August 5, 1996. Mr. Raines is the President of James M. Raines & Company, and has served in such position for more than five years. Mr. Raines serves on the Board of Directors of Waddell & Reed Financial, Inc.

         Mr. Cruz became a director of the Company on August 5, 1996. Mr. Cruz is a Managing Director of Credit Suisse First Boston Corporation, and has served in this position for more than five years. Mr. Cruz is also the co-head of global equity capital markets of Credit Suisse First Boston Corporation, and has served in this position for more than one year.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS
                         AND CERTAIN COMMITTEES THEREOF

         The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee operates pursuant to its charter adopted in 2000 and which is set forth on Appendix A hereto. The members of the Audit Committee are Messrs. Hughes (Chairman), Cruz and Raines. The Audit Committee held seven meetings during the last fiscal year.

         The members of the Compensation Committee are Messrs. Cruz (Chairman), Hughes and Raines. The functions of the Compensation Committee are to (i) approve policies, plans and performance criteria concerning the salaries, bonuses and other compensation of the executive officers of the Company, (ii) review and approve the salaries, bonuses and other compensation of the executive officers of the Company, (iii) review the compensation programs for other key employees, including salary and cash bonus amounts, (iv) establish and review policies regarding executive officer prerequisites, (v) engage experts on compensation matters, if and when the members of the Compensation Committee deem it proper or advisable to do so, and (vi) perform such other duties as shall from time to time be delegated by the Board. The Compensation Committee held two meetings during the last fiscal year.

         The Board of Directors held a total of six meetings during the last fiscal year. Each incumbent director who was a director of the Company during the fiscal year ended December 31, 2000, attended more than 75% of the aggregate number of meetings of the Board and the committees of which they were members that were held during the period such director was a member of the Board of Directors.

                          REPORT OF THE AUDIT COMMITTEE

         We have reviewed and discussed with the management the Company's audited financial statements as of and for the year ended December 31, 2000. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH THE AUDIT COMMITTEES, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                                      Audit Committee
                                                      Robert W. Hughes, Chairman
                                                      Ernesto Cruz
                                                      James M. Raines

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation of each individual who served as Chief Executive Officer during the year ended December 31, 2000, and each of the other executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the year ended December 31, 2000 (the "Named Executive Officers"):


                                                ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                        ---------------------------------- ---------------------------------
                                                                                  AWARDS           PAYOUTS
                                                                           --------------------- -----------
                                                                  Other
                                                                 Annual    Restricted                         All Other
                                                                 Compen-   Stock                   LTIP    Compensation
Name And Principal Position     Year    Salary ($)  Bonus ($)    satio ($) Awards ($)  Options (#) Payout ($)     ($)
--------------------------------------------------------------------------------------------------------------------------
McHenry T. Tichenor, Jr.      2000(1)    $ 300,000   $ 581,653  $       -   $       -     90,000   $       - $    1,750(2)
Chairman, President and CEO   1999(1)      265,350     468,232          -           -     40,000           -      1,850(2)
                              1998(1)      265,897     249,635          -           -     36,000           -      1,850(2)

David D. Lykes                2000(1)      275,000     276,331          -           -     80,000           -     15,394(3)
Executive Vice President      1999(1)      240,000     253,984          -           -     36,000           -     22,112(3)
and COO                       1998(1)      230,000     170,313          -           -     32,000           -     23,689(3)

Jeffrey T. Hinson             2000(1)      250,000     273,315          -           -     80,000           -      1,750(2)
Senior Vice President         1999(1)      210,000     230,981          -           -     36,000           -      1,850(2)
and CFO                       1998(1)      180,000     160,805          -           -     32,000           -      1,850(2)

(1)  Represents the years ended December 31, 2000, 1999 and 1998, respectively.
(2) Represents Company contributions to the 401(k) plan account of the respective employee.
(3) Represents $13,644, $20,262 and $21,839 of insurance premiums paid by the Company for the years ended December 31, 2000, 1999 and 1998, respectively, on a split-dollar life insurance policy where Mr. Lykes names the beneficiary. The amount includes the term life portion of the premiums paid by the Company. The remaining $1,750 in 2000 and $1,850 in 1999 and 1998 represents Company contributions to his 401(k) plan account.

OPTIONS

         The following table sets forth certain information concerning options granted to the Named Executive Officers during the year ended December 31, 2000:

                                                                                 Potential Realizable Value At Assumed
                                                                                      Annual Rates of Stock Price
                                                INDIVIDUAL GRANTS                    Appreciation for Option Term
                              ---------------------------------------------------- --------------------------------
                                             Percent of
                                                Total
                                 Number of     Options
                                 Securities  Granted to   Exercise
                                 Underlying   Employees   or Base
                                  Options     in Fiscal   Price        Expiration
               Name             Granted (#)     Year      ($/share)      Date            5% ($)          10% ($)
---------------------------------------------------------------------------------------------------------------------
McHenry T. Tichenor, Jr.           60,000        2.8%    $    32.94    05/25/10    $     1,242,947  $     3,149,873
                                   30,000        1.4         20.56     10/13/10          387,902          983,020
David D. Lykes                     50,000        2.3         32.94     05/25/10        1,035,789        2,624,894
                                   30,000        1.4         20.56     10/13/10          387,902          983,020
Jeffrey T. Hinson                  50,000        2.3         32.94     05/25/10        1,035,789        2,624,894
                                   30,000        1.4         20.56     10/13/10          387,902          983,020

         The following table sets forth certain information regarding stock options exercised by the Named Executive Officers during the year ended December 31, 2000, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 2000. Also reported are the values of "in the money" options which represent the positive spread between the exercise price of any existing stock options and the Common Stock price as of December 31, 2000.

                                                                 Number of Securities           Value of Unexercised
                                                                Underlying Unexercised             In-the-Money
                                                              Options at Fiscal Year End (#)   Options at Fiscal Year End ($)
                                                             -------------------------------   ------------------------------
                              Shares Acquired         Value
          Name               On Exercise (#)      Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
          ----               ---------------      ------------  -----------  -------------  -----------  -------------
McHenry T. Tichenor, Jr.                   -                -        26,666       219,334    $  366,658    $1,328,063

David D. Lykes                             -                -        23,333       194,667       320,829     1,188,791

Jeffrey T. Hinson                          -                -        23,333       194,667       320,829     1,188,791

EMPLOYMENT AGREEMENTS

         On February 14, 1997, upon the closing of the Tichenor Merger, the Company entered into an Employment Agreement with McHenry T. Tichenor, Jr. to serve as President and Chief Executive Officer of the Company. Mr. Tichenor's Employment Agreement provides for a five year term at an annual base salary of $260,000 plus increases in the base salary and incentive compensation as determined by the Compensation Committee of the Board of Directors. Upon termination by the Company without cause or by Mr. Tichenor for good reason, the Company is obligated to pay Mr. Tichenor a lump sum amount equal to the estimated payments of salary and bonus remaining through the end of the term of the agreement. Furthermore, Mr. Tichenor's Employment Agreement provides that Mr. Tichenor agrees not to compete with the Company for a period of one year following the date his Employment Agreement is terminated.

         On March 1, 2001, the Company entered into an Employment, Nonsolicitation and Arbitration Agreement with Gary Stone to serve as the Senior Vice President and Chief Operating Officer. The Agreement provides for a three-year term at an annual base salary of $262,500 plus increases in the base salary approved by the Compensation Committee, profit sharing and a discretionary bonus. Upon termination by the Company without cause, the Company is obligated to either give Mr. Stone

180 days written notice or pay 180 days base salary plus a pro rata portion of estimated bonuses, to be paid in a lump sum or six semi-monthly payments. Furthermore, Mr. Stone's agreement provides that Mr. Stone agrees not to compete with the Company for a period of one year following the date his employment agreement is terminated.

DIRECTOR COMPENSATION

         Each member of the Board of Directors other than McHenry T. Tichenor, Jr. receives an annual fee of $20,000, payable in quarterly installments which the directors may elect to receive in cash or shares of the Company's Class A Common Stock. Each non-employee director receives a one-time grant of 2,500 options of the Company's Class A Common Stock when they attend their first meeting of the Board of Directors. These options are fully excercisable commencing six months from the date of grant and expire ten years after the date of grant. The Company also reimburses directors for expenses related to attending board or committee meetings. In addition, in June 1998, March 1999, May 2000 and October 2000 each outside director was granted options to purchase 4,000, 5,000, 6000 and 6,000 shares of Class A Common Stock, respectively. These options vested six months following their date of grant.

                              CERTAIN TRANSACTIONS

         The following transactions were entered into between the Company and certain current directors, nominees for election as directors, officers and beneficial owners of five percent or more of the Company's Common Stock.

         In connection with the closing of the Tichenor Merger on February 14, 1997, McHenry T. Tichenor, Jr., McHenry T. Tichenor, certain other members of the Tichenor family, David D. Lykes, Jeffrey T. Hinson, and certain other former Tichenor Media stockholders (the "Major Tichenor Stockholders") entered into a Registration Rights Agreement (the "Tichenor Registration Rights Agreement") pursuant to which the Company granted to the Major Tichenor Stockholders the following demand registration rights: (i) at any time during the three year period following the date on which Clear Channel beneficially owns a greater number of shares of Class A Common Stock than the number of shares owned by the Major Tichenor Stockholders (the "Conversion Date"), up to two demand registrations, and (ii) prior to the Conversion Date, during any period (a) in which less than 2.0 million shares of Class A Common Stock are held by public stockholders, one demand registration or (b) after February 14, 1998, until the earlier of (1) such time as the Company consummates a qualified public offering (as defined in the Tichenor Registration Rights Agreement) or (2) the exercise of the demand registration right under clause (a), one demand registration. Any demand registration must be made by the holders of at least 25% of the registrable securities held by the Major Tichenor Stockholders and the size of the proposed registered offering must be at least $20.0 million. The Tichenor Registration Rights Agreement also provides the Major Tichenor Stockholders with certain "piggy-back" registration rights.

         In connection with the closing of the Tichenor Merger on February 14, 1997, the Company entered into a Registration Rights Agreement with Clear Channel (the "Clear Channel Registration Rights Agreement"). Under the Clear Channel Registration Rights Agreement, the Company has granted Clear Channel certain rights to demand registration of shares of the Company's Class A Common Stock in the event of a distribution of such shares to Clear Channel's stockholders. The agreement also provides Clear Channel with certain "piggy-back" registration rights.

         In connection with the closing of the Tichenor Merger on February 14, 1997, Clear Channel and the Major Tichenor Stockholders entered into a Stockholders Agreement with the Company whereby such stockholders agreed to certain restrictions on the transfer of their shares of Class A Common Stock and granted certain rights of first refusal and "tag along" rights with respect to certain sales of such shares.

         Ernesto Cruz, a director of the Company, is a Managing Director of Credit Suisse First Boston Corporation, which performed investment banking services for the Company during the last fiscal year.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

         Based solely on its review of the copies of such forms received by it, or written responses from certain reporting persons that no such forms were required to be filed by those persons, the Company believes that during the year ended December 31, 2000, directors, executive officers and beneficial owners of more than 10% of the Company's Class A Common Stock were in compliance with the applicable filing requirements except that one report covering one transaction was filed late by Warren W. Tichenor.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews the performance of the executive officers of the Company, reviews and approves the compensation of the executive officers of the Company, and reviews the compensation programs for other key employees, including salary and cash bonus amounts. The Compensations Committee currently consists of three outside directors, Ernesto Cruz, Robert W. Hughes and James M. Raines. Robert Hughes and James M. Raines are also members of the committee that awards options (the "Option Committee") under the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan").

COMPENSATION POLICIES AND PHILOSOPHY

         The financial success of the Company is linked to the ability of its executive officers and managers to direct the Company's current operations, and to assess the advantages of potential acquisitions, and realign the operations of the acquired entities with the operating policies of the Company. A major objective of the Company's compensation strategy is to attract and retain top-quality executive officers and managers. Another objective of the Company's compensation strategy is to reward executive officers and managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve the Company's financial goals and to align the interests of the Company's managers with the interests of the Company's stockholders.

         In order to achieve the foregoing objectives, the Company uses a combination of base salary, cash bonuses, and stock options.

         In establishing the compensation levels for the Company's executive officers, the Compensation Committee considers a number of factors, including the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Compensation Committee evaluates the Company's performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives.

COMPONENTS OF COMPENSATION

         Executive officer base salaries are established in relation to salaries for individuals in comparable positions paid by other companies in the radio broadcast industry.

         Executive officer cash bonuses are used to provide executive officers with financial incentives to meet annual performance targets. The performance targets are based on the Company's budgeted goals pursuant to a detailed annual operating plan. Bonus recommendations for executive officers other than the Chief Executive Officer ("CEO") are proposed by the CEO, reviewed and, when appropriate, revised and approved by the Compensation Committee. The Compensation Committee also establishes the bonus level for the CEO.

         The Compensation Committee believes that equity ownership by the executive officers, managers, and other employees of the Company provides incentive to build stockholder value and aligns the interests of these employees with the interests of stockholders. Upon hiring executive officers, managers, and certain other key employees, the Option Committee, a subset of the Compensation Committee, typically approves stock option grants under the Incentive Plan, subject to applicable vesting periods. Thereafter, the Option Committee considers awarding additional grants, usually on an annual basis, under the Incentive Plan. The Option Committee believes these additional annual grants will provide incentives for executive officers, managers, and key employees to remain with the Company. Options are granted at the current market price of the Company's Class A Common Stock and, consequently, have value only if the price of the Company's Class A Common Stock increases over the exercise price. The size of the initial and periodic grants to employees other than the CEO and the executive officers are proposed by the CEO, reviewed and, when appropriate, revised and approved by the Option Committee. The Option Committee establishes the size of the initial and periodic grants to the CEO and the executive officers.

         At the 1997 Annual Meeting, the stockholders approved the Incentive Plan, which meets the requirements of Section 162(m) of the Internal Revenue Code. The Company's present intention is that awards under the Incentive Plan comply with Section 162(m).

COMPENSATION OF THE CEO

         On February 14, 1997, the Company entered into an Employment Agreement with McHenry T. Tichenor, Jr., Chairman of the Board, President, and Chief Executive Officer of the Company, which provides an annual base salary of $260,000. In addition, the CEO was awarded a bonus of $300,283 in consideration of his contribution to the Company's increase in operating cash flow, and the Company's achievement of certain other goals and objectives set by the Board of Directors. See "Employment Agreements." The Compensation Committee reviews the performance of the CEO of the Company, as well as other executive officers of the Company annually.

                                                    Respectfully submitted,


                                                    Compensation Committee
                                                    Ernesto Cruz, Chairman
                                                    Robert W. Hughes
                                                    James M. Raines

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         The graph below compares the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Broadcasting Index for TV, Radio and Cable for the period commencing on September 30, 1994 and ending on December 31, 2000. The data set forth below assumes the value of an investment in the Company's Class A Common Stock and each Index was $100 on September 30, 1994.


                  COMPARISON OF 63 MONTH CUMULATIVE TOTAL RETURN
           AMONG HISPANIC BROADCASTING CORPORATION, THE S & P 500 INDEX
                AND THE S & P BROADCASTING (TV, RADIO, CABLE) INDEX


                                [GRAPH]




                                                       SEP 95    SEP 96   DEC 96   DEC 97    DEC 98    DEC 99    DEC 00
                                                       ------    ------   ------   ------    ------    ------    ------
Hispanic Broadcasting Corporation                      100.00    226.62   163.64   485.71    511.69    958.12    529.87
S & P 500                                              100.00    120.34   130.37   173.86    223.55    270.59    245.95
S & P Broadcasting (TV, Radio & Cable)                 100.00     82.33    85.45   140.59    218.10    381.01    275.15

                                  PROPOSAL TWO
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Company's financial statements for the year ended December 31, 2000, have been audited by KPMG LLP, independent certified public accountants. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions, and will have an opportunity to make a statement if they so desire.

         The Board has appointed KPMG LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2001. Unless otherwise directed, the persons named in the accompanying proxy will vote in favor of the ratification of the appointment of KPMG LLP.

         THE BOARD RECOMMENDS THAT THE HOLDERS OF CLASS A COMMON STOCK VOTE "FOR" THE RATIFICATION OF KPMG LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         The Bylaws of the Company provide a procedure for stockholder proposals and stockholder nominations for election of directors. That procedure provides that any stockholder intending to present a proposal or nomination for election of one or more directors at the Annual Meeting must deliver a written notice to the Company's Corporate Secretary at the Company's principal executive offices not less than 60 days nor more than 120 days before the date of such Annual Meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or to an exchange on which the Common Stock of the Company is listed or to the Nasdaq National Market, by press release or otherwise) of the date of the Annual Meeting is made less than 65 days prior to the date of the meeting, notice by the stockholder will be timely received not later than the close of business on the tenth day following the day on which such public disclosure was first made.

         Any such notice from a stockholder to the Company's Corporate Secretary must contain (i) the name and address of that stockholder as they appear on the Company's books (and, if the nomination or proposal in question is made on behalf of a beneficial owner of Common Stock, the name and address of that beneficial owner), (ii) the number of shares of each class of the Company's stock beneficially owned by that stockholder and (iii) such other information relating to the stockholder or the nomination required to be disclosed under the rules of the Securities and Exchange Commission. If the stockholder's notice to the Company's Corporate Secretary proposes to nominate one or more individuals for election or re-election as a director, that notice must also include for each such individual all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including that individual's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). If the stockholder's notice to the Corporate Secretary proposes to bring other business before the Annual Meeting, that notice must include a reasonably detailed description of (i) that business, (ii) the reasons for conducting that business at the Annual Meeting, and (iii) any material interest of the stockholder in that business (and by the beneficial owner, if any, on whose behalf the proposal is made). If a stockholder proposal or nomination is not made in accordance with the procedure set forth above, the Chairman of the Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that the proposed business or nomination was not properly brought before the Annual Meeting in accordance with the procedures set forth in the Bylaws and direct that the business not be transacted or that the defective nomination be disregarded.

         In order for a stockholder proposal to be included in the Board of Directors' Proxy Statement for the next Annual Meeting of Stockholders, such proposal must be submitted in writing and must be received at 3102 Oak Lawn, Suite 215, Dallas, Texas 75219, Attention: Corporate Secretary, no later than the close of business on December 31, 2001.

                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-K containing its financial statements for the fiscal year ended December 31, 2000, has been mailed concurrently herewith. The Annual Report to Stockholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any stockholder who does not receive a copy of such Annual Report on Form 10-K may obtain one by writing to the Company.

              REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

         Any beneficial owner of securities of the Company whose proxy is hereby solicited may request and receive without charge a copy of the Company's Annual Report on Form 10-K, including the financial statements thereto, but excluding exhibits and schedules, filed with the Securities and Exchange Commission. Such request should be addressed to: Hispanic Broadcasting Corporation, 3102 Oak Lawn, Suite 215, Dallas, Texas 75219, Attention: Corporate Secretary.

                                ACCOUNTANTS' FEES

         For the year ended December 31, 2000, the Company paid KPMG LLP, its independent auditors, the following amounts:


                       Audit and review fees                                        $          95,000
                       Financial information systems design
                                and implementation fees                             $               0
                       All other fees                                               $         198,095

         The Audit Committee concluded that the above mentioned non-audit services did not adversely impact the independence of KPMG LLP.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

                                              By Order of the Board of Directors


                                              McHenry T. Tichenor, Jr.
                                              Chairman of the Board

Dallas, Texas
April 30, 2001

                                                                      APPENDIX A

                        HISPANIC BROADCASTING CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  Audit Committee Purpose

       The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

       1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

       2. Monitor the independence and performance of the Company's independent auditors.

       3. Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

       The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


II. Audit Committee Composition and Meetings

       Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

       Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

       The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.


III. Audit Committee Responsibilities and Duties

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

LEGAL COMPLIANCE

11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                        HISPANIC BROADCASTING CORPORATION

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS TO
                             BE HELD JUNE 29, 2001

     The undersigned hereby appoints McHenry T. Tichenor, Jr. and Jeffrey T. Hinson, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Class A Common Stock of HISPANIC BROADCASTING CORPORATION standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said Company to be held in Dallas, Texas on June 29, 2001 at 10:00 a.m. local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

         THIS UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND ACCOMPANYING PROXY STATEMENT AND OF THE 2000 ANNUAL REPORT ON FORM 10-K AND RATIFIES AND CONFIRMS ALL ACTS THAT ANY OF THE SAID PROXY HOLDERS OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                     (Continued and to be dated and signed on the reverse side.)

                     HISPANIC BROADCASTING CORPORATION

1.   ELECTION OF DIRECTORS      FOR all five nominees listed below [  ]
                                WITHHOLD AUTHORITY to vote for all five
                                nominees below [  ]
                                EXCEPTIONS* [  ]

     Nominees: McHenry T. Tichenor, Jr.   McHenry T. Tichenor   Robert W. Hughes
                          James M. Raines     Ernesto Cruz

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions:
     __________________________________________________________________

2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     FOR  [  ]   AGAINST [  ]  ABSTAIN [  ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

     Please sign your name exactly as it appears hereon. Joint owners should sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title.


Dated:____________________________________, 2001



-----------------------------------------------
Stockholder's signature


-----------------------------------------------
Stockholder's signature if stock held jointly

SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Votes MUST be indicated (X) in Black or Blue Ink.